Exhibit 10.65

FOURTH AMENDED AND RESTATED
TERM NOTE

$39,500,000	Greenwood Village, Colorado
December 20, 2019

FOR VALUE RECEIVED, PACIFIC ETHANOL PEKIN, LLC, a limited liability company organized and existing under the laws of Delaware (the “Company”), hereby promises to pay to the order of COMPEER FINANCIAL, PCA, successor by merger to 1st Farm Credit Services, PCA (which, together with its endorsees, successors, and assigns, is referred to herein as the “Bank”), at the office of CoBank, ACB (the “Agent”), located at 6340 S. Fiddlers Green Circle, Greenwood Village, Colorado 80111 (or at such other place of payment designated by the holder hereof to the Company), the principal sum of THIRTY NINE MILLION FIVE HUNDRED THOUSAND DOLLARS ($39,500,000) (such amount, the “Term Loan Amount”) (each loan and any one or more portions of any loan being referred to herein as a “Loan”), and to pay interest, as set forth below, from the date hereof until Payment in Full on the principal amount remaining from time to time outstanding at the rates set forth below, in lawful money of the United States of America in immediately available funds, payable with interest thereon, as set forth below, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Company, and without set-off, counterclaim or other deduction of any nature. This Fourth Amended and Restated Term Note (as amended, restated, modified, supplemented, replaced, refinanced or renewed from time to time, this “Note”) is given pursuant to that Credit Agreement, dated as of December 15, 2016, between the Company, the Bank and the Agent (as amended, restated, modified or supplemented from time to time, the “Agreement”). Capitalized terms not otherwise defined in this Note shall have the respective meanings ascribed to them by the Agreement, including Annex A thereto, and the Rules of Construction set forth in such Annex A shall apply to this Note. This Note amends and restates, but does not constitute payment of the indebtedness, evidenced by, the Third Amended and Restated Term Note, dated as of March 20, 2019, by the Company to the order of the Bank in the original principal amount of the Term Loan Amount.

1. Borrowing Availability. The Term Loan Amount was advanced on or before January 31, 2017 (the “Term Loan Availability Expiration Date”), and no additional advances shall be permitted under this Note.

2. Purpose of Term Loan. The proceeds of the Term Loan shall be used to refinance the existing indebtedness of the Company, and the Company shall use the Term Loan for no other purpose.

3. Principal Payments. As of the date hereof, the remaining principal balance of the Loan is $39,500,000. The remaining principal hereunder shall be due and payable in four (4) equal consecutive installments of $3,500,000 each, beginning on September 20, 2020, and continuing on the twentieth (20th) day of each December, March, and June thereafter until August 20, 2021 (the “Maturity Date”), at which time the entire remaining indebtedness evidenced by this Note, if not sooner paid in accordance with the terms of the Agreement and this Note, shall be due and payable.

4. Interest Payments. The Company hereby further promises to pay to the order of the Agent, at the times and on the dates provided in the Agreement, interest on the unpaid principal amount of the Loans from the date hereof until the Payment in Full of all of the Loans at the rate or rates comprising the Interest Rate Option(s) (defined below), which the Company shall select in accordance with the terms hereof to apply to each Loan, it being understood that, subject to the provisions of this Note and the Agreement, the Company may select different Interest Rate Options to apply to the Loans and may convert to or renew one or more Interest Rate Options with respect to any one or more of the Loans; provided that in the event the Company shall fail to timely select an Interest Rate Option to apply to any one or more Loans, such Loans shall bear interest at the LIBOR Index Option, and provided further that if an Event of Default or Default exists and is continuing, the Company may not request, convert to, or renew the Quoted Rate Option for any Loans, and the Agent may demand that all existing Loans bearing interest under the Quoted Rate Option shall be converted immediately to the LIBOR Index Option, and the Company shall be obligated to pay the Agent any indemnity, costs, and expenses arising in connection with such conversion.

5. Interest Rate Options. The Company shall have the right to select from the following interest rate options with respect to the Loans (each, an “Interest Rate Option”): (a) upon the selection of a LIBOR Index Option, the LIBOR Index Rate with a LIBOR Index Spread of 7.00% per annum (the “LIBOR Index Spread”) or (b) upon the selection of a Quoted Rate Option, the Quoted Rate with such Quoted Rate to remain fixed for such period as is confirmed to the Company by the Agent.

6. Loan Requests. Subject to the terms and conditions of this Note and the Agreement, the Company may prior to the Term Loan Availability Expiration Date request the Bank to make the Term Loan and the Company may from time to time prior to the Maturity Date request the Agent to renew or convert the Interest Rate Option applicable to an existing Loan, by delivering, in accordance with the notice provisions of the Agreement, to the Agent not later than 12:00 noon (Denver time),

(a) the same Business Day as the proposed Business Day of borrowing with respect to a Loan to which the LIBOR Index Option will apply, and (b) the same Business Day as the proposed Business Day of borrowing with respect to a Loan to which the Quoted Rate Option will apply or the last day of the preceding Quoted Rate period with respect to the conversion to or renewal of the Quoted Rate Option for a Loan, a duly completed request therefor substantially in the form of Exhibit A hereto (or a request made by CoLink or by telephone, but subject to the same deadline and containing substantially the same information, and in the case of a telephone request, immediately confirmed in writing substantially in the form of Exhibit A and delivered in accordance with the terms hereof) by physical delivery, facsimile, or electronic mail (each such request, whether telephonic or written and regardless how delivered, a “Loan Request”), it being understood that the Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Loan Request shall be irrevocable and shall specify the amount of the proposed Loan, the Interest Rate Option to be applicable thereto, and, if applicable, the Quoted Rate period therefor (each Quoted Rate applicable to a Loan shall remain fixed for such period as is confirmed to the Company by the Agent), which amounts shall be in integral multiples of $500,000 for each Loan under the Quoted Rate Option. All notices and requests hereunder shall be given, and all borrowings and all conversions or renewals of Interest Rate Options shall occur, only on Business Days.

7. Loans; Limitations. Under the Quoted Rate Option, a Quoted Rate may be fixed on such balance and for such period, and shall be subject to such rules and requirements as may be established by the Agent in its sole discretion in each instance, provided that: (1) the minimum fixed period hereunder shall be 365 days; (2) at no time shall more than 10 Loans to which the Quoted Rate Option applies be outstanding at any one time; and (3) amounts may be fixed in increments of $500,000 or integral multiples thereof. The Agent’s determination of the Quoted Rate shall be conclusive and binding upon the Company absent manifest error.

8. Incomplete Loan Requests; Consequences. If no Interest Rate Option is timely selected when a Loan is requested or with respect to the end of any applicable Quoted Rate period for a Loan or prior to a requested conversion to a Quoted Rate Option for a Loan previously subject to a different Interest Rate Option, the Company shall be deemed to have selected a LIBOR Index Option for such Loan. In no event shall the interest rate(s) applicable to principal outstanding hereunder exceed the maximum rate of interest allowed by applicable Law, as amended from time to time; any payment of interest or in the nature of interest in excess of such limitation shall be credited as a payment of principal unless the Company requests the return of such amount.

9. Miscellaneous.

(a) This Note is the Term Note referred to in, and is entitled to the benefits of, the Agreement and the other Loan Documents referred to therein. Reference is made to the Agreement for a description of the relative rights and obligations of the Company, the Bank and the Agent, including rights and obligations of prepayment, collateral securing payment hereof, Events of Default, and rights of acceleration of maturity upon the occurrence of an Event of Default.

(b) No delay on the part of the holder hereof in exercising any of its options, powers, or rights, or partial or single exercise thereof, shall constitute a waiver thereof. The options, powers, and rights specified herein of the holder hereof are in addition to those otherwise created or permitted by Law, the Agreement, and the other Loan Documents. There are no claims, set-offs, or deductions of any nature as of the date hereof that could be made or asserted by the Company against the Bank and / or the Agent or against any amount due or to become due under this Note; all such claims, set-offs, or deductions are hereby waived by the Company.

(c) Delivery of an executed signature page of this Note by telecopy or email (as a .pdf attachment thereto or otherwise) shall be as effective as delivery of a manually executed counterpart of this Note, but shall in any event be promptly followed by delivery of the original manually executed signature page (provided, however, that the failure to do so shall in no event adversely affect the rights of the Bank and / or the Agent hereunder whatsoever). THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF and intending to be legally bound hereby, the Company has executed this Note as of the date hereof by its duly Authorized Officer.

PACIFIC ETHANOL PEKIN, LLC

By:	/s/ Bryon T. McGregor
Name:	Bryon T. McGregor
Title:	Chief Financial Officer

AGREED AND ACCEPTED:

COBANK, ACB

By:	/s/ Janet Downs
Name:	Janet Downs
Title:	Vice President

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